UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 17, 2010

GHN Agrispan Holding Company
(Exact name of registrant as specified in its charter)

Nevada	333-162471	88- 0142286
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

402 M, No. 16 Xinfeng 3rd Road, Xiamen City, PRC
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-136-6600-1113

Former name or former address, if changed since last report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 17, 2010, GHN Agrispan Holding Company (the “Company”) entered in an Investment Contract with the People's Government of Linfang Township of Liancheng County (the “Investment Contract”) pursuant to which the Company obtained the right to plant pollution free or organic vegetables on 1000 mu (or approximately 164.74 acres) of farmland located in Liancheng County, People’s Republic of China.  The Company is currently entitled to plant on 30 mu of farmland and will obtain the right to plant on the remaining 970 mu of land on or prior to December 30, 2010.  The Company will be entitled to the benefits of any preferential agricultural policies of the state, Fujian Province, Longyan City and Liancheng County, as well as any preferential agricultural policies affecting the contracted farmland.  The Investment Contract expires August 30, 2028.

The foregoing is not a complete summary of the terms of the Investment Contract described in this Item 1.01 and reference is made to the complete text of the Investment Contract attached hereto as Exhibit 10.1.

ITEM 8.01.  OTHER INFORMATION

On September 30, 2010, GHN Agrispan Holding Company issued a press release announcing the entry by the Company into the Investment Contract.  A copy of that press release is furnished herewith as Exhibit 99.1 and hereby incorporated in this Item 8.01 by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

10.1	Investment Contract
99.1	Press Release Issued by GHN Agrsispan Holding Company September 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GHN AGRISPAN HOLDING COMPANY
Dated: September 30, 2010

	By:	/s/ Yi Zhen Xu
Yi Zhen Xu
Chairman and Executive Director, Chief Executive Officer and Principal Executive Officer